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Sean Mahoney
(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER 2017 RESULTS
Raises RevPAR Guidance

BETHESDA, Maryland, Monday, November 6, 2017 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 28 premium hotels in the United States, today announced results of operations for the quarter ended September 30, 2017.

Third Quarter 2017 Highlights

•	Net Income: Net income was $21.6 million and earnings per diluted share was $0.11.

•	Comparable RevPAR: RevPAR was $195.13, a 2.1% increase from the comparable period of 2016.

•
Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 31.70%, a decrease of 115 basis points from the comparable period of 2016. Comparable hotel operating expenses increased approximately 1.6% from 2016.

•	Adjusted EBITDA: Adjusted EBITDA was $63.1 million, a decrease of $2.5 million from 2016.

•	Adjusted FFO: Adjusted FFO was $50.1 million and Adjusted FFO per diluted share was $0.25.

•	Dividends: The Company declared a dividend of $0.125 per share during the third quarter, which was paid on October 12, 2017.
Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “We are pleased with our third quarter results and positive momentum entering the fourth quarter that allowed us to raise full year RevPAR guidance. Our third quarter results benefited from outperformance in Chicago, Fort Worth and Salt Lake City, as well as our asset management team's strong execution limiting comparable hotel expense growth to 1.6%. As we look forward, with approximately $167 million of cash on hand, no borrowings on our $300 million credit facility and most of our hotels unencumbered by debt, DiamondRock is well-positioned for capital deployment.”
Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include our 2017 acquisitions for all periods presented, exclude the Frenchman's Reef and Morning Star Marriott Beach Resort ("Frenchman's Reef") and the Inn at Key West for all periods presented due to the closure of these hotels and exclude our 2016 dispositions. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended September 30, 2017, the Company reported the following:

	Third Quarter
	2017	2016	Change
Comparable Operating Results (1)
ADR	$228.85	$227.01	0.8%
Occupancy	85.3%	84.2%	1.1 percentage points
RevPAR	$195.13	$191.06	2.1%
Revenues	$210.9 million	$211.2 million	-0.1%
Hotel Adjusted EBITDA Margin	31.70%	32.85%	-115 basis points

Actual Operating Results (2)
Revenues	$223.5 million	$220.2 million	1.5%
Net income	$21.6 million	$29.9 million	-$8.3 million
Earnings per diluted share	$0.11	$0.15	-$0.04
Adjusted EBITDA	$63.1 million	$65.6 million	-$2.5 million
Adjusted FFO	$50.1 million	$52.1 million	-$2.0 million
Adjusted FFO per diluted share	$0.25	$0.26	-$0.01
(1) Comparable operating results exclude Frenchman’s Reef and the Inn at Key West for all periods presented and include pre-acquisition operating results for L'Auberge de Sedona and Orchards Inn Sedona from July 1, 2016 to September 30, 2016. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors. Additionally, 2016 amounts exclude the operating results of hotels sold during 2016.
(2) Actual operating results include Frenchman’s Reef and the Inn at Key West for the period the hotels were open in 2017 (July 1, 2017 to September 5, 2017) and the full third quarter of 2016. Actual operating results for 2016 include the operating results of hotels sold during 2016 for the Company's respective ownership periods.

For the nine months ended September 30, 2017, the Company reported the following:

	Year to Date
	2017	2016	Change
Comparable Operating Results (1)
ADR	$226.51	$224.03	1.1%
Occupancy	81.2%	80.5%	0.7 percentage points
RevPAR	$183.91	$180.26	2.0%
Revenues	$610.8 million	$605.4 million	0.9%
Hotel Adjusted EBITDA Margin	31.21%	31.94%	-73 basis points

Actual Operating Results (2)
Revenues	$663.0 million	$689.9 million	-3.9%
Net income	$67.1 million	$90.9 million	-$23.8 million
Earnings per diluted share	$0.33	$0.45	-$0.12
Adjusted EBITDA	$188.1 million	$200.1 million	-$12.0 million
Adjusted FFO	$150.2 million	$158.0 million	-$7.8 million
Adjusted FFO per diluted share	$0.75	$0.78	-$0.03
(1) Comparable operating results exclude Frenchman’s Reef and the Inn at Key West for all periods presented and include pre-acquisition operating results for L'Auberge de Sedona and Orchards Inn Sedona from January 1, 2017 to February 27, 2017 and January 1, 2016 to September 30, 2016. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors. Additionally, 2016 amounts exclude hotels sold during 2016.
(2) Actual operating results include Frenchman’s Reef and the Inn at Key West for the period the hotels were open in 2017 (January 1, 2017 to September 5, 2017) and the full year to date period of 2016. Actual operating results for 2016 include the operating results of hotels sold during 2016 for the Company's respective ownership periods.

Update on Impact from Natural Disasters

The Company was impacted by recent natural disasters. As previously disclosed, the Company is pursuing insurance claims for the remediation of property damage and business interruption income at each of the impacted hotels. The Company is insured for up to $361 million for each covered event, subject to certain deductibles and sub limits.

•	Frenchman’s Reef: The hotel sustained significant damage from Hurricanes Irma and Maria. The hotel closed on September 6th and is currently expected to remain closed through the end of 2018.

•
The Inn at Key West: The hotel sustained substantial wind and water-related damage from Hurricane Irma. The hotel closed on September 6th to comply with a mandatory evacuation order and is currently expected to remain closed into the second quarter of 2018.

•
Sheraton Suites Key West: The hotel sustained minimal wind and water-related damage from Hurricane Irma. The hotel closed on September 6th to comply with a mandatory evacuation order and re-opened on September 16th.

•
Westin Fort Lauderdale Beach Resort: The hotel experienced minimal water intrusion from Hurricane Irma. The hotel closed on September 7th to comply with a mandatory evacuation order and re-opened on September 12th.

•
The Lodge at Sonoma Renaissance Resort & Spa: The hotel was impacted by smoke infiltration during the recent wildfires and was closed from October 10th through October 19th. The smoke infiltration has been remediated and the hotel re-opened on October 20th.

Hotel Manager Changes

In August 2017, the Company terminated its management agreement with Marriott International for the Courtyard Manhattan/Midtown East and entered into a new 10-year management agreement with HEI Hotels & Resorts. The Company also entered into a franchise agreement with Marriott International to continue the hotel's Courtyard brand affiliation. In connection with the termination of the Marriott International management agreement, the Company recognized $1.9 million of accelerated amortization of key money and incurred approximately $0.5 million of severance and other costs, which are excluded from Adjusted EBITDA and Adjusted FFO.

In October 2017, the Company terminated its management agreement with Joie de Vivre Hotels for the Hotel Rex and entered into a new 10-year management agreement with Viceroy Hotels & Resorts to operate the hotel.

Capital Expenditures

The Company spent approximately $77.5 million on capital improvements during the nine months ended September 30, 2017, primarily related to the third phase of the Chicago Marriott Downtown renovation and guest room renovations at the Gwen, Worthington Renaissance, Charleston Renaissance, and The Lodge at Sonoma. The Company expects to spend between $110 million and $120 million on capital improvements at its hotels in 2017. Significant projects include the following:

•
Chicago Marriott Downtown: The Company has completed the third phase of the multi-year renovation, which included the upgrade renovation of approximately 340 guest rooms. The Company expects to renovate the final 258 of 1,200 guest rooms during late 2017 with completion in early 2018.

•	The Gwen: The Company completed the renovation of the hotel's 311 guest rooms in April 2017.

•	Worthington Renaissance: The Company completed the renovation of the hotel's 504 guest rooms in January 2017.

•	Charleston Renaissance: The Company completed the renovation of the hotel's 166 guest rooms in February 2017.

•	The Lodge at Sonoma: The Company completed the renovation of the hotel's 182 guest rooms in April 2017.

During the third quarter, the Company recognized impairment losses of approximately $2.4 million, which consisted of $1.8 million related to construction in progress that it determined is not recoverable and $0.6 million related to property damage at the Sheraton Suites Key West. The impairment losses are excluded from Adjusted EBITDA and Adjusted FFO.

Balance Sheet

As of September 30, 2017, the Company had $166.6 million of unrestricted cash on hand and approximately $940.8 million of total debt, which consisted of property-specific mortgage debt and $300.0 million of unsecured term loans. The Company has no outstanding borrowings on its $300 million senior unsecured credit facility and 20 of its 28 hotels are unencumbered by debt.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.125 per share to stockholders of record as of September 30, 2017. The dividend was paid on October 12, 2017.

Guidance
The Company is providing updated annual guidance for 2017, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Comparable RevPAR excludes Frenchman’s Reef and the Inn at Key West for all periods and assumes that L'Auberge de Sedona and Orchards Inn Sedona were owned since January 1, 2016.

The Company is revising its 2017 guidance for the following: (1) impact of natural disasters, (2) an improved RevPAR growth outlook following 7.9% RevPAR growth in October 2017 and (3) an improved group outlook for the fourth quarter. The Company's revised full year 2017 guidance is as follows:

	Previous Guidance		Change from Midpoint		Revised Guidance
Metric	Low End	High End	Natural Disaster Impact	Portfolio Outlook	Low End	High End

Comparable RevPAR Growth	1.0 percent	2.0 percent	N/A	0.75 percent	2.0 percent	2.5 percent
Adjusted EBITDA	$245 million	$253 million	($6.0 million)	N/A	$239 million	$247 million
Adjusted FFO	$196 million	$203 million	($4.7 million)	N/A	$192.3 million	$197.3 million
Adjusted FFO per share (based on 201.5 million shares)	$0.97 per share	$1.01 per share	($0.025 per share)	N/A	$0.95 per share	$0.98 per share

Although the Company is actively pursuing advance payments under its property and business interruption insurance claims, the above guidance does not reflect any proceeds from business interruption insurance. The full year guidance range above reflects expected income tax expense of $8.1 to $11.2 million, expected interest expense of $38.5 to $38.6 million and expected corporate expenses of $25 million.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information. The operating information includes our 2017 acquisitions and excludes our 2016 dispositions, Frenchman's Reef and the Inn at Key West for all periods presented.

	Quarter 3, 2016	Quarter 4, 2016	Quarter 1, 2017	Quarter 2, 2017	Quarter 3, 2017
ADR	$227.01	$233.04	$209.73	$238.43	$228.85
Occupancy	84.2%	76.1%	73.1%	85.1%	85.3%
RevPAR	$191.06	$177.45	$153.32	$202.88	$195.13
Revenues (in thousands)	$211,179	$198,968	$175,563	$224,299	$210,889
Hotel Adjusted EBITDA (in thousands)	$69,367	$63,646	$44,418	$79,351	$66,852
% of full Year	27.0%	24.8%	17.6%	31.4%	26.4%
Hotel Adjusted EBITDA Margin	32.85%	31.99%	25.30%	35.38%	31.70%
Available Rooms	829,012	830,024	811,980	821,002	825,472
Reconciliation to Previously Reported Available Rooms:
Frenchman's Reef Available Rooms	43,240	43,240	42,300	42,770	43,240
Inn at Key West Available Rooms	9,752	9,752	9,540	9,646	9,752
Temporary Closure of Other Hotels Due to Natural Disasters	—	—	—	—	4,552
Previously Reported Available Rooms	882,004	883,016	863,820	873,418	883,016
Earnings Call
The Company will host a conference call to discuss its third quarter results on Tuesday, November 7, 2017, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 96252070. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 28 premium quality hotels with over 9,600 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. On November 6, 2017, the Company relocated its corporate headquarters to 2 Bethesda Metro Center, Suite 1400, Bethesda, Maryland 20814. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and the Inn at Key West and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2017	December 31, 2016
ASSETS	(unaudited)
Property and equipment, net	$2,688,214	$2,646,676
Restricted cash	42,317	46,069
Due from hotel managers	98,292	77,928
Favorable lease assets, net	26,795	18,013
Prepaid and other assets (1)	77,694	37,682
Cash and cash equivalents	166,619	243,095
Total assets	$3,099,931	$3,069,463
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt, net of unamortized debt issuance costs	$642,768	$821,167
Term loan, net of unamortized debt issuance costs	298,037	99,372
Total debt	940,805	920,539

Deferred income related to key money, net	17,028	20,067
Unfavorable contract liabilities, net	71,212	72,646
Deferred ground rent	85,047	80,509
Due to hotel managers	70,972	58,294
Dividends declared and unpaid	25,627	25,567
Accounts payable and accrued expenses (2)	56,618	55,054
Total other liabilities	326,504	312,137
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,305,232 and 200,200,902 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	2,003	2,002
Additional paid-in capital	2,059,919	2,055,365
Accumulated deficit	(229,300)	(220,580)
Total stockholders’ equity	1,832,622	1,836,787
Total liabilities and stockholders’ equity	$3,099,931	$3,069,463

(1) Includes $41.8 million of insurance receivables as of September 30, 2017, $23.1 million of deferred tax assets, $5.4 million and $6.0 million of prepaid expenses and $7.4 million and $8.6 million of other assets as of September 30, 2017 and December 31, 2016, respectively.

(2) Includes $20.5 million of deferred tax liabilities, $14.9 million and $12.1 million of accrued property taxes, $4.4 million and $10.8 million of accrued capital expenditures, and $16.8 million and $11.7 million of other accrued liabilities as of September 30, 2017 and December 31, 2016, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Rooms	$167,990	$163,158	$483,305	$498,714
Food and beverage	42,651	44,069	140,191	151,850
Other	12,845	13,012	39,472	39,373
Total revenues	223,486	220,239	662,968	689,937
Operating Expenses:
Rooms	41,945	39,766	120,411	121,737
Food and beverage	30,794	29,103	93,324	97,718
Management fees	5,356	7,655	18,317	23,036
Other hotel expenses	77,769	74,123	228,036	232,576
Depreciation and amortization	25,083	23,605	75,031	73,731
Hotel acquisition costs	(245)	—	2,028	—
Corporate expenses	6,109	4,684	19,199	17,420
Impairment losses	2,357	—	2,357	—
Total operating expenses, net	189,168	178,936	558,703	566,218
Operating profit	34,318	41,303	104,265	123,719

Interest and other income, net	(372)	(333)	(923)	(451)
Interest expense	9,692	9,504	28,790	32,242
Loss on early extinguishment of debt	—	—	274	—
Gain on sales of hotel properties	—	(2,198)	—	(10,319)
Total other expenses, net	9,320	6,973	28,141	21,472
Income before income taxes	24,998	34,330	76,124	102,247
Income tax expense	(3,375)	(4,393)	(9,019)	(11,357)
Net income	$21,623	$29,937	$67,105	$90,890
Earnings per share:
Basic earnings per share	$0.11	$0.15	$0.33	$0.45
Diluted earnings per share	$0.11	$0.15	$0.33	$0.45

Weighted-average number of common shares outstanding:
Basic	200,834,910	201,297,846	200,767,104	201,188,563
Diluted	201,424,400	201,739,604	201,353,649	201,572,206

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDA, FFO and Hotel EBITDA

We adjust EBITDA, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•
Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets. We exclude these non-cash items because they do not reflect the actual rent amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of favorable and unfavorable contracts recorded in conjunction with certain acquisitions because the non-cash amortization is based on historical cost accounting and is of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Costs: We exclude the transition costs associated with a change in hotel manager because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; bargain purchase gains incurred upon acquisition of a hotel; costs incurred related to natural disasters; and gains from insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses are based on historical cost accounting and represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$21,623	$29,937	$67,105	$90,890
Interest expense	9,692	9,504	28,790	32,242
Income tax expense	3,375	4,393	9,019	11,357
Real estate related depreciation and amortization	25,083	23,605	75,031	73,731
EBITDA	59,773	67,439	179,945	208,220
Non-cash ground rent	1,591	1,568	4,756	4,230
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)	(1,434)	(1,434)
Hotel acquisition costs (1)	(245)	—	2,028	—
Natural disaster costs	1,493	—	1,493	—
Impairment losses	2,357	—	2,357	—
Hotel manager transition costs (2)	(1,362)	—	(1,362)	—
Loss on early extinguishment of debt	—	—	274	—
Gain on sale of hotel properties	—	(2,198)	—	(10,319)
Severance costs (3)	—	(682)	—	(563)
Adjusted EBITDA	$63,129	$65,649	$188,057	$200,134
(1) During the three months ended September 30, 2017, we recorded a refund of $0.2 million of transfer taxes originally paid to the City and County of San Francisco in connection with our acquisition of the Hotel Rex.
(2) Includes items related to the hotel manager change at the Courtyard Manhattan Midtown East during the third quarter, as follows: (a) employee severance costs of approximately $0.4 million, (b) transition costs of approximately $0.1 million offset by (c) $1.9 million of accelerated amortization of key money received from Marriott.
(3) Amounts are classified as corporate expenses on the consolidated statements of operations. During the three months ended September 30, 2016, we reversed $0.7 million of previously recognized compensation expense for forfeited equity awards related to the resignation of our former Executive Vice President and Chief Operating Officer.

	Full Year 2017 Guidance
	Low End	High End
Net income	$81,603	$87,603
Interest expense	38,600	38,500
Income tax expense	8,100	11,200
Real estate related depreciation and amortization	100,000	99,000
EBITDA	228,303	236,303
Non-cash ground rent	6,300	6,300
Non-cash amortization of favorable and unfavorable contracts, net	(1,900)	(1,900)
Hotel acquisition costs	2,028	2,028
Natural disaster costs	3,000	3,000
Impairment losses	2,357	2,357
Hotel manager transition costs (1)	(1,362)	(1,362)
Loss on early extinguishment of debt	274	274
Adjusted EBITDA	$239,000	$247,000

(1) Includes items related to the hotel manager change at the Courtyard Manhattan Midtown East during the third quarter, as follows: (a) employee severance costs of approximately $0.4 million, (b) transition costs of approximately $0.1 million offset by (c) $1.9 million of accelerated amortization of key money received from Marriott.

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$21,623	$29,937	$67,105	$90,890
Interest expense	9,692	9,504	28,790	32,242
Income tax expense	3,375	4,393	9,019	11,357
Real estate related depreciation and amortization	25,083	23,605	75,031	73,731
EBITDA	59,773	67,439	179,945	208,220
Corporate expenses	6,109	4,684	19,199	17,420
Interest and other income, net	(372)	(333)	(923)	(451)
Hotel acquisition costs (1)	(245)	—	2,028	—
Loss on early extinguishment of debt	—	—	274	—
Natural disaster costs	1,493	—	1,493	—
Impairment losses	2,357	—	2,357	—
Gain on sale of hotel properties	—	(2,198)	—	(10,319)
Hotel EBITDA	69,115	69,592	204,373	214,870
Non-cash ground rent	1,591	1,568	4,756	4,230
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)	(1,434)	(1,434)
Hotel manager transition costs (2)	(1,362)	—	(1,362)	—
Hotel Adjusted EBITDA	$68,866	$70,682	$206,333	$217,666

(1) During the three months ended September 30, 2017, we recorded a refund of $0.2 million of transfer taxes originally paid to the City and County of San Francisco in connection with our acquisition of the Hotel Rex.
(2) Includes items related to the hotel manager change at the Courtyard Manhattan Midtown East during the third quarter, as follows: (a) employee severance costs of approximately $0.4 million, (b) transition costs of approximately $0.1 million offset by (c) $1.9 million of accelerated amortization of key money received from Marriott.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2017	2016	2017	2016
Net income	$21,623	$29,937	$67,105	$90,890
Real estate related depreciation and amortization	25,083	23,605	75,031	73,731
Impairment losses	2,357	—	2,357	—
Gain on sales of hotel properties, net of income tax	—	(1,877)	—	(8,887)
FFO	49,063	51,665	144,493	155,734
Non-cash ground rent	1,591	1,568	4,756	4,230
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)	(1,434)	(1,434)
Hotel acquisition costs (1)	(245)	—	2,028	—
Natural disaster costs	1,493	—	1,493	—
Hotel manager transition costs (2)	(1,362)	—	(1,362)	—
Loss on early extinguishment of debt	—	—	274	—
Severance costs (3)	—	(682)	—	(563)
Fair value adjustments to debt instruments	—	—	—	19
Adjusted FFO	$50,062	$52,073	$150,248	$157,986
Adjusted FFO per diluted share	$0.25	$0.26	$0.75	$0.78

(1)
During the three months ended September 30, 2017, we recorded a refund of $0.2 million of transfer taxes originally paid to the City and County of San Francisco in connection with our acquisition of the Hotel Rex.

(2) Includes items related to the hotel manager change at the Courtyard Manhattan Midtown East during the third quarter, as follows: (a) employee severance costs of approximately $0.4 million, (b) transition costs of approximately $0.1 million offset by (c) $1.9 million of accelerated amortization of key money received from Marriott.
(3) Amounts are classified as corporate expenses on the consolidated statements of operations. During the three months ended September 30, 2016, we reversed $0.7 million of previously recognized compensation expense for forfeited equity awards related to the resignation of our former Executive Vice President and Chief Operating Officer.

	Full Year 2017 Guidance
	Low End	High End
Net income	$81,603	$87,603
Real estate related depreciation and amortization	100,000	99,000
Impairment losses	2,357	2,357
FFO	183,960	188,960
Non-cash ground rent	6,300	6,300
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,900)	(1,900)
Acquisition costs	2,028	2,028
Natural disaster costs	3,000	3,000
Hotel manager transition costs (1)	(1,362)	(1,362)
Loss on early extinguishment of debt	274	274
Adjusted FFO	$192,300	$197,300
Adjusted FFO per diluted share	$0.95	$0.98

(1) Includes items related to the hotel manager change at the Courtyard Manhattan Midtown East during the third quarter, as follows: (a) employee severance costs of approximately $0.4 million, (b) transition costs of approximately $0.1 million offset by (c) $1.9 million of accelerated amortization of key money received from Marriott.

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2017 acquisitions and excludes the results for our 2016 dispositions (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$223,486	$220,239	$662,968	$689,937
Hotel revenues from prior ownership (1)	—	6,870	3,422	20,101
Hotel revenues from closed hotels (2)	(12,596)	(15,779)	(55,639)	(59,344)
Hotel revenues from sold hotels (3)	—	(152)	—	(45,316)
Comparable Revenues	$210,890	$211,178	$610,751	$605,378

Hotel Adjusted EBITDA	$68,866	$70,682	$206,333	$217,666
Hotel Adjusted EBITDA from prior ownership (1)	—	1,312	229	4,281
Hotel Adjusted EBITDA from closed hotels (2)	(2,013)	(2,629)	(15,938)	(16,963)
Hotel Adjusted EBITDA from sold hotels (3)	—	4	—	(11,650)
Comparable Hotel Adjusted EBITDA	$66,853	$69,369	$190,624	$193,334

Hotel Adjusted EBITDA Margin	30.81%	32.09%	31.12%	31.55%
Comparable Hotel Adjusted EBITDA Margin	31.70%	32.85%	31.21%	31.94%

(1)
Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017 and January 1, 2016 to September 30, 2016, respectively. The pre-acquisition operating results were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West as they are closed due to hurricane damage.

(3)	Amounts represent the historical operating results of the Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea for their respective ownership periods.

Comparable Hotel Operating Expenses
The following table sets forth hotel operating expenses for the three and nine months ended September 30, 2017 and 2016 for each of the hotels that we owned during these periods. Our GAAP hotel operating expenses for the three and nine months ended September 30, 2017 consisted of the line items set forth below (dollars in thousands) under the column titled “As Reported.” The amounts reported in this column include amounts that are not comparable period-over-period. In order to reflect the period in 2017 comparable to our ownership period in 2016, the amounts in the column titled “Adjustments for Acquisitions and Dispositions” represent the pre-acquisition operating costs of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017 and January 1, 2016 to September 30, 2016 and excludes the operating costs of the Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea for the time periods presented. The amounts in the column titled “Adjustments for Closed Hotels” represent the operating costs for all periods presented of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West as they are closed due to hurricane damage. We provide this important supplemental information to our investors because this information provides a useful means for investors to measure our operating performance on a comparative basis. See the column titled “Comparable."
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP in this release. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations at our hotels that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. In particular, we note the pre-acquisition operating results set forth in the column titled “Adjustments for Acquisitions” were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by our independent auditors.

	As Reported			Adjustments for Acquisitions/Dispositions		Adjustments for Closed Hotels		Comparable
	Three Months Ended September 30,							Three Months Ended September 30,
	2017	2016	% Change	2017	2016	2017	2016	2017	2016	% Change

Rooms departmental expenses	$41,945	$39,766	5.5%	$—	$1,266	$(1,764)	$(2,495)	$40,181	$38,537	4.3%
Food and beverage departmental expenses	30,794	29,103	5.8%	—	1,980	(4,161)	(3,849)	26,633	27,234	(2.2)%
Other direct departmental	3,082	3,022	2.0%	—	350	(664)	(636)	2,418	2,736	(11.6)%
General and administrative	19,181	17,742	8.1%	—	586	(1,394)	(1,761)	17,787	16,567	7.4%
Utilities	6,487	6,740	(3.8)%	—	156	(1,229)	(1,349)	5,258	5,547	(5.2)%
Repairs and maintenance	8,776	8,578	2.3%	—	308	(724)	(907)	8,052	7,979	0.9%
Sales and marketing	15,155	14,765	2.6%	—	432	(1,167)	(1,131)	13,988	14,066	(0.6)%
Franchise fees	6,231	5,484	13.6%	—	(13)	—	—	6,231	5,471	13.9%
Base management fees	3,373	5,393	(37.5)%	—	196	(351)	(437)	3,022	5,152	(41.3)%
Incentive management fees	1,983	2,262	(12.3)%	—	—	—	—	1,983	2,262	(12.3)%
Property taxes	13,078	12,302	6.3%	—	44	(54)	(62)	13,024	12,284	6.0%
Ground rent	2,573	2,596	(0.9)%	—	—	—	—	2,573	2,596	(0.9)%
Insurance	1,526	1,693	(9.9)%	—	68	(331)	(443)	1,195	1,318	(9.3)%
Other fixed expenses	1,680	1,201	39.9%	—	62	(95)	(79)	1,585	1,184	33.9%
Total hotel operating expenses	$155,864	$150,647	3.5%	$—	$5,435	$(11,934)	$(13,149)	$143,930	$142,933	0.7%
Hotel manager transition costs	1,362	—	100.0%	—	—	—	—	1,362	—	100.0%
Natural disaster costs	(1,493)	—	(100.0)%	—	—	1,351	—	(142)	—	(100.0)%
Total adjusted hotel operating expenses	$155,733	$150,647	3.4%	$—	$5,435	$(10,583)	$(13,149)	$145,150	$142,933	1.6%

	As Reported			Adjustments for Acquisitions/Dispositions		Adjustments for Closed Hotels		Comparable
	Nine Months Ended September 30,							Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	2017	2016	2017	2016	% Change

Rooms departmental expenses	$120,411	$121,737	(1.1)%	$773	$(3,800)	$(7,018)	$(7,663)	$114,166	$110,274	3.5%
Food and beverage departmental expenses	93,324	97,718	(4.5)%	920	(2,698)	(12,622)	(12,887)	81,622	82,133	(0.6)%
Other direct departmental	9,169	9,177	(0.1)%	257	935	(2,128)	(2,044)	7,298	8,068	(9.5)%
General and administrative	56,687	58,036	(2.3)%	416	(2,306)	(5,236)	(5,577)	51,867	50,153	3.4%
Utilities	18,627	20,035	(7.0)%	106	(818)	(3,890)	(3,893)	14,843	15,324	(3.1)%
Repairs and maintenance	26,336	27,069	(2.7)%	209	(840)	(2,830)	(2,932)	23,715	23,297	1.8%
Sales and marketing	44,584	47,381	(5.9)%	263	(2,563)	(3,913)	(3,750)	40,934	41,068	(0.3)%
Franchise fees	17,277	16,520	4.6%	—	(585)	—	—	17,277	15,935	8.4%
Base management fees	13,733	17,005	(19.2)%	110	(719)	(1,573)	(1,674)	12,270	14,612	(16.0)%
Incentive management fees	4,584	6,031	(24.0)%	—	—	—	—	4,584	6,031	(24.0)%
Property taxes	39,178	35,212	11.3%	83	(959)	(175)	(183)	39,086	34,070	14.7%
Ground rent	7,703	10,121	(23.9)%	—	(2,901)	—	—	7,703	7,220	6.7%
Insurance	4,858	5,541	(12.3)%	45	(97)	(1,232)	(1,396)	3,671	4,048	(9.3)%
Other fixed expenses	3,617	3,484	3.8%	41	51	(435)	(382)	3,223	3,153	2.2%
Total hotel operating expenses	$460,088	$475,067	(3.2)%	$3,223	$(17,300)	$(41,052)	$(42,381)	$422,259	$415,386	1.7%
Hotel manager transition costs	1,362	—	100.0%	—	—	—	—	1,362	—	100.0%
Natural disaster costs	(1,493)	—	(100.0%)	—	—	1,351	—	(142)	—	(100.0%)
Total adjusted hotel operating expenses	$459,957	$475,067	(3.2)%	$3,223	$(17,300)	$(39,701)	$(42,381)	$423,479	$415,386	1.9%

Market Capitalization as of September 30, 2017
(in thousands)
Enterprise Value

Common equity capitalization (at September 30, 2017 closing price of $10.95/share)	$2,206,053
Consolidated debt (face amount)	947,757
Cash and cash equivalents	(166,619)
Total enterprise value	$2,987,191
Share Reconciliation

Common shares outstanding	200,305
Unvested restricted stock held by management and employees	631
Share grants under deferred compensation plan	530
Combined shares outstanding	201,466

Debt Summary as of September 30, 2017
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	$57,122	November 2020
Westin Washington D.C. City Center	3.99%	Fixed	65,346	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	28,432	April 2023
Westin San Diego	3.94%	Fixed	65,220	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	84,421	August 2024
Renaissance Worthington	3.66%	Fixed	84,504	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	63,790	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	198,922	November 2025
Debt issuance costs, net			(4,989)
Total mortgage debt, net of unamortized debt issuance costs			$642,768

Unsecured term loan	LIBOR + 1.45(1)	Variable	100,000	May 2021
Unsecured term loan	LIBOR + 1.45(2)	Variable	200,000	April 2022
Debt issuance costs, net			(1,963)
Unsecured term loans, net of unamortized debt issuance costs			$298,037

Senior unsecured credit facility	LIBOR + 1.50	Variable	$—	May 2020 (3)

Total debt, net of unamortized debt issuance costs			$940,805

Weighted-average interest rate of fixed rate debt	4.22%
Total weighted-average interest rate	3.75%

(1)	The interest rate as of September 30, 2017 was 2.68%.

(2)	The interest rate as of September 30, 2017 was 2.69%.

(3)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – Third Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	3Q 2017	3Q 2016	B/(W)	3Q 2017	3Q 2016	B/(W)	3Q 2017	3Q 2016	B/(W)	3Q 2017	3Q 2016	B/(W)
Atlanta Alpharetta Marriott	$162.05	$168.83	(4.0)%	76.1%	74.6%	1.5%	$123.25	$125.87	(2.1)%	30.57%	36.03%	-546 bps
Bethesda Marriott Suites	$152.68	$164.31	(7.1)%	73.2%	69.1%	4.1%	$111.79	$113.56	(1.6)%	20.10%	23.62%	-352 bps
Boston Westin	$262.82	$252.89	3.9%	81.5%	87.5%	(6.0)%	$214.21	$221.19	(3.2)%	31.31%	32.06%	-75 bps
Hilton Boston Downtown	$321.72	$319.55	0.7%	92.3%	92.6%	(0.3)%	$297.04	$295.76	0.4%	45.12%	45.15%	-3 bps
Hilton Burlington	$224.97	$221.77	1.4%	92.6%	91.0%	1.6%	$208.43	$201.88	3.2%	50.60%	49.40%	120 bps
Renaissance Charleston	$227.46	$209.97	8.3%	87.4%	92.3%	(4.9)%	$198.80	$193.72	2.6%	37.61%	37.14%	47 bps
Chicago Marriott	$225.10	$223.48	0.7%	87.2%	84.5%	2.7%	$196.29	$188.75	4.0%	31.71%	31.58%	13 bps
Chicago Gwen	$223.15	$222.73	0.2%	89.4%	88.9%	0.5%	$199.57	$197.93	0.8%	25.48%	38.04%	-1256 bps
Courtyard Denver Downtown	$217.19	$211.53	2.7%	88.1%	88.4%	(0.3)%	$191.37	$187.03	2.3%	52.49%	52.69%	-20 bps
Courtyard Fifth Avenue	$266.17	$266.76	(0.2)%	92.9%	93.7%	(0.8)%	$247.18	$250.09	(1.2)%	21.15%	24.22%	-307 bps
Courtyard Midtown East	$257.35	$270.70	(4.9)%	94.7%	95.1%	(0.4)%	$243.77	$257.53	(5.3)%	25.67%	33.38%	-771 bps
Fort Lauderdale Westin	$141.95	$140.24	1.2%	79.9%	85.1%	(5.2)%	$113.38	$119.30	(5.0)%	19.25%	27.77%	-852 bps
Frenchman's Reef	$215.66	$196.57	9.7%	86.6%	81.6%	5.0%	$186.74	$160.31	16.5%	13.47%	14.09%	-62 bps
JW Marriott Denver Cherry Creek	$270.39	$275.52	(1.9)%	85.6%	87.1%	(1.5)%	$231.54	$240.03	(3.5)%	38.98%	38.30%	68 bps
Inn at Key West	$159.50	$165.14	(3.4)%	90.9%	79.1%	11.8%	$145.06	$130.56	11.1%	36.37%	37.84%	-147 bps
Sheraton Suites Key West	$221.87	$218.30	1.6%	81.5%	78.4%	3.1%	$180.89	$171.24	5.6%	34.94%	33.54%	140 bps
Lexington Hotel New York	$256.48	$251.31	2.1%	94.0%	94.8%	(0.8)%	$241.14	$238.14	1.3%	22.74%	20.53%	221 bps
Hotel Rex	$225.35	$237.76	(5.2)%	92.7%	84.9%	7.8%	$208.91	$201.96	3.4%	39.93%	38.26%	167 bps
Salt Lake City Marriott	$170.44	$165.71	2.9%	80.3%	73.4%	6.9%	$136.79	$121.65	12.4%	38.64%	39.47%	-83 bps
L'Auberge de Sedona	$478.26	$436.92	9.5%	72.5%	73.0%	(0.5)%	$346.94	$318.84	8.8%	16.84%	16.49%	35 bps
Orchards Inn Sedona	$205.50	$190.59	7.8%	79.3%	81.8%	(2.5)%	$162.99	$155.85	4.6%	24.11%	25.89%	-178 bps
Shorebreak	$281.74	$256.64	9.8%	83.8%	85.7%	(1.9)%	$236.22	$220.01	7.4%	41.28%	41.33%	-5 bps
The Lodge at Sonoma	$368.44	$336.17	9.6%	80.2%	88.2%	(8.0)%	$295.50	$296.45	(0.3)%	39.17%	38.04%	113 bps
Hilton Garden Inn Times Square Central	$247.91	$260.05	(4.7)%	97.7%	98.1%	(0.4)%	$242.20	$255.16	(5.1)%	30.58%	34.25%	-367 bps
Vail Marriott	$200.36	$187.56	6.8%	78.4%	76.9%	1.5%	$157.09	$144.31	8.9%	24.45%	26.12%	-167 bps
Westin San Diego	$200.25	$193.87	3.3%	90.5%	90.9%	(0.4)%	$181.27	$176.27	2.8%	37.99%	37.99%	0 bps
Westin Washington D.C. City Center	$188.07	$198.32	(5.2)%	86.7%	86.4%	0.3%	$163.01	$171.30	(4.8)%	31.80%	34.44%	-264 bps
Renaissance Worthington	$177.76	$170.16	4.5%	70.2%	50.2%	20.0%	$124.84	$85.34	46.3%	25.89%	19.70%	619 bps
Total (1)	$227.75	$224.91	1.3%	85.4%	84.0%	1.4%	$194.42	$188.88	2.9%	30.81%	31.72%	-91 bps
Comparable Total (1) (2)	$228.85	$227.01	0.8%	85.3%	84.2%	1.1%	$195.13	$191.06	2.1%	31.70%	32.85%	-115 bps

(1)
Amounts include the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from July 1, 2016 to September 30, 2016 and exclude the three hotels sold in 2016.

(2)	Amounts exclude the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West as they are closed due to hurricane damage.

Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2017	YTD 2016	B/(W)	YTD 2017	YTD 2016	B/(W)	YTD 2017	YTD 2016	B/(W)	YTD 2017	YTD 2016	B/(W)
Atlanta Alpharetta Marriott	$168.15	$174.58	(3.7)%	76.3%	73.7%	2.6%	$128.27	$128.67	(0.3)%	32.74%	35.86%	-312 bps
Bethesda Marriott Suites	$170.12	$170.48	(0.2)%	75.6%	71.4%	4.2%	$128.53	$121.78	5.5%	28.23%	28.24%	-1 bps
Boston Westin	$254.66	$242.15	5.2%	79.1%	82.0%	(2.9)%	$201.37	$198.46	1.5%	31.47%	31.11%	36 bps
Hilton Boston Downtown	$290.62	$282.76	2.8%	86.3%	87.8%	(1.5)%	$250.76	$248.16	1.0%	40.20%	40.72%	-52 bps
Hilton Burlington	$180.10	$180.39	(0.2)%	81.5%	81.4%	0.1%	$146.86	$146.82	—%	40.39%	41.53%	-114 bps
Renaissance Charleston	$245.39	$223.06	10.0%	79.1%	90.9%	(11.8)%	$194.10	$202.75	(4.3)%	36.72%	39.64%	-292 bps
Chicago Marriott	$218.14	$219.65	(0.7)%	73.1%	69.4%	3.7%	$159.44	$152.52	4.5%	25.41%	25.77%	-36 bps
Chicago Gwen	$219.29	$208.80	5.0%	73.0%	76.8%	(3.8)%	$160.17	$160.33	(0.1)%	22.46%	29.77%	-731 bps
Courtyard Denver Downtown	$207.87	$203.60	2.1%	81.0%	82.9%	(1.9)%	$168.46	$168.86	(0.2)%	48.97%	49.43%	-46 bps
Courtyard Fifth Avenue	$249.08	$250.14	(0.4)%	89.1%	88.2%	0.9%	$221.86	$220.50	0.6%	15.55%	17.72%	-217 bps
Courtyard Midtown East	$243.41	$251.17	(3.1)%	90.1%	91.9%	(1.8)%	$219.26	$230.80	(5.0)%	24.18%	28.31%	-413 bps
Fort Lauderdale Westin	$192.20	$196.63	(2.3)%	86.9%	92.1%	(5.2)%	$167.03	$181.03	(7.7)%	36.53%	39.84%	-331 bps
Frenchman's Reef	$282.62	$257.46	9.8%	87.8%	86.5%	1.3%	$248.11	$222.74	11.4%	26.63%	26.32%	31 bps
JW Marriott Denver Cherry Creek	$262.32	$270.10	(2.9)%	81.1%	81.9%	(0.8)%	$212.70	$221.10	(3.8)%	34.60%	36.19%	-159 bps
Inn at Key West	$197.20	$208.16	(5.3)%	82.1%	87.1%	(5.0)%	$161.91	$181.22	(10.7)%	47.44%	46.85%	59 bps
Sheraton Suites Key West	$256.78	$260.24	(1.3)%	89.5%	88.2%	1.3%	$229.77	$229.56	0.1%	45.38%	44.35%	103 bps
Lexington Hotel New York	$231.36	$230.77	0.3%	92.1%	90.3%	1.8%	$213.14	$208.44	2.3%	13.69%	14.76%	-107 bps
Hotel Rex	$224.87	$238.58	(5.7)%	83.9%	83.9%	—%	$188.64	$200.28	(5.8)%	35.14%	36.77%	-163 bps
Salt Lake City Marriott	$167.03	$161.18	3.6%	79.3%	71.0%	8.3%	$132.49	$114.44	15.8%	40.12%	36.45%	367 bps
L'Auberge de Sedona (1)	$551.56	$474.28	16.3%	76.8%	74.9%	1.9%	$423.72	$355.25	19.3%	25.77%	22.28%	349 bps
Orchards Inn Sedona (1)	$231.35	$207.76	11.4%	84.1%	83.5%	0.6%	$194.50	$173.55	12.1%	34.34%	32.50%	184 bps
Shorebreak	$244.28	$232.01	5.3%	76.3%	81.3%	(5.0)%	$186.38	$188.73	(1.2)%	29.54%	34.10%	-456 bps
The Lodge at Sonoma	$326.04	$294.85	10.6%	65.1%	81.4%	(16.3)%	$212.12	$240.07	(11.6)%	27.81%	30.92%	-311 bps
Hilton Garden Inn Times Square Central	$227.06	$234.74	(3.3)%	97.0%	96.4%	0.6%	$220.20	$226.36	(2.7)%	27.25%	29.71%	-246 bps
Vail Marriott	$282.34	$271.71	3.9%	75.0%	73.4%	1.6%	$211.68	$199.34	6.2%	35.08%	37.13%	-205 bps
Westin San Diego	$198.46	$189.79	4.6%	86.9%	86.4%	0.5%	$172.39	$163.95	5.1%	39.36%	37.74%	162 bps
Westin Washington D.C. City Center	$223.17	$222.66	0.2%	86.6%	85.9%	0.7%	$193.29	$191.30	1.0%	40.03%	38.65%	138 bps
Renaissance Worthington	$182.09	$180.21	1.0%	75.4%	64.1%	11.3%	$137.36	$115.59	18.8%	36.10%	32.89%	321 bps
Total	$228.67	$225.55	1.4%	81.5%	80.9%	0.6%	$186.46	$182.51	2.2%	31.12%	31.55%	-43 bps
Comparable Total (2)	$226.51	$224.03	1.1%	81.2%	80.5%	0.7%	$183.91	$180.26	2.0%	31.21%	31.94%	-73 bps

(1)
Hotels were acquired on February 28, 2017. Amounts reflect the operating results these hotels for the period from February 28, 2017 to September 30, 2017 and February 28, 2016 to September 30, 2016, respectively.

(2)
Amounts include the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017 and January 1, 2016 to September 30, 2016, respectively, and exclude the three hotels sold in 2016. Amounts exclude the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West as they are closed due to hurricane damage.

Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,540	$994	$394	$—	$—	$1,388
Bethesda Marriott Suites	$3,707	$(1,115)	$347	$—	$1,513	$745
Boston Westin	$23,444	$2,945	$2,194	$2,261	$(60)	$7,340
Hilton Boston Downtown	$11,645	$4,016	$1,238	$—	$—	$5,254
Hilton Burlington	$6,034	$2,541	$512	$—	$—	$3,053
Renaissance Charleston	$3,470	$949	$388	$—	$(32)	$1,305
Chicago Marriott	$30,712	$6,367	$3,751	$18	$(397)	$9,739
Chicago Gwen	$7,719	$878	$1,089	$—	$—	$1,967
Courtyard Denver Downtown	$3,328	$1,438	$309	$—	$—	$1,747
Courtyard Fifth Avenue	$4,383	$429	$446	$—	$52	$927
Courtyard Midtown East	$7,487	$(265)	$676	$1,002	$509	$1,922
Fort Lauderdale Westin	$7,673	$191	$1,286	$—	$—	$1,477
Frenchman's Reef	$11,213	$(945)	$1,104	$—	$1,351	$1,510
JW Marriott Denver Cherry Creek	$6,193	$1,192	$507	$715	$—	$2,414
Inn at Key West	$1,383	$374	$129	$—	$—	$503
Sheraton Suites Key West	$3,334	$729	$294	$—	$142	$1,165
Lexington Hotel New York	$17,156	$411	$3,478	$5	$8	$3,902
Hotel Rex	$2,061	$684	$139	$—	$—	$823
Salt Lake City Marriott	$8,755	$2,208	$531	$644	$—	$3,383
L'Auberge de Sedona	$5,213	$393	$485	$—	$—	$878
Orchards Inn Sedona	$1,962	$198	$234	$—	$41	$473
Shorebreak	$4,726	$1,512	$454	$—	$(15)	$1,951
The Lodge at Sonoma	$7,294	$2,068	$495	$294	$—	$2,857
Hilton Garden Inn Times Square Central	$6,394	$1,161	$794	$—	$—	$1,955
Vail Marriott	$8,461	$1,572	$497	$—	$—	$2,069
Westin San Diego	$9,414	$1,816	$1,094	$666	$—	$3,576
Westin Washington D.C. City Center	$7,631	$422	$1,299	$706	$—	$2,427
Renaissance Worthington	$8,154	$377	$919	$813	$2	$2,111
Total	$223,486	$33,540	$25,083	$7,124	$3,114	$68,866
Less: Closed Hotels (2)	$(12,596)	$571	$(1,233)	$—	$(1,351)	$(2,013)
Comparable Total	$210,890	$34,111	$23,850	$7,124	$1,763	$66,853

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West as they are closed due to hurricane damage.

Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2016
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$5,015	$1,441	$366	$—	$—	$1,807
Bethesda Marriott Suites	$3,789	$(993)	$355	$—	$1,533	$895
Boston Westin	$25,683	$3,804	$2,193	$2,298	$(60)	$8,235
Hilton Boston Downtown	$11,681	$4,067	$1,207	$—	$—	$5,274
Hilton Burlington	$5,834	$2,365	$517	$—	$—	$2,882
Renaissance Charleston	$3,398	$1,034	$260	$—	$(32)	$1,262
Hilton Garden Inn Chelsea	$152	$(4)	$—	$—	$—	$(4)
Chicago Marriott	$30,621	$6,651	$3,449	$(34)	$(397)	$9,669
Chicago Gwen	$7,615	$2,169	$728	$—	$—	$2,897
Courtyard Denver Downtown	$3,234	$1,413	$291	$—	$—	$1,704
Courtyard Fifth Avenue	$4,438	$554	$469	$—	$52	$1,075
Courtyard Midtown East	$7,889	$946	$669	$1,018	$—	$2,633
Fort Lauderdale Westin	$8,824	$1,267	$1,183	$—	$—	$2,450
Frenchman's Reef	$14,072	$366	$1,617	$—	$—	$1,983
JW Marriott Denver Cherry Creek	$6,504	$1,258	$506	$727	$—	$2,491
Inn at Key West	$1,707	$461	$185	$—	$—	$646
Sheraton Suites Key West	$3,679	$718	$516	$—	$—	$1,234
Lexington Hotel New York	$16,641	$(1,369)	$3,413	$1,366	$7	$3,417
Hotel Rex	$1,968	$610	$143	$—	$—	$753
Salt Lake City Marriott	$7,963	$1,960	$521	$662	$—	$3,143
Shorebreak	$4,152	$1,348	$383	$—	$(15)	$1,716
The Lodge at Sonoma	$7,324	$2,108	$378	$300	$—	$2,786
Hilton Garden Inn Times Square Central	$6,727	$1,476	$828	$—	$—	$2,304
Vail Marriott	$7,772	$1,553	$477	$—	$—	$2,030
Westin San Diego	$9,268	$1,817	$1,024	$680	$—	$3,521
Westin Washington D.C. City Center	$7,959	$763	$1,251	$727	$—	$2,741
Renaissance Worthington	$6,330	$(247)	$676	$816	$2	$1,247
Total	$220,239	$37,536	$23,605	$8,560	$1,090	$70,682
Add: Prior Ownership Results(2)	$6,870	$346	$934	$—	$32	$1,312
Less: Sold Hotels (3)	$(152)	$4	$—	$—	$—	$4
Less: Closed Hotels (4)	$(15,779)	$(827)	$(1,802)	$—	$—	$(2,629)
Comparable Total	$211,178	$37,059	$22,737	$8,560	$1,122	$69,369

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from July 1, 2016 to September 30, 2016.

(3)	Amounts represent the operating results of the three hotels sold in 2016: Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea.

(4)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West as they are closed due to hurricane damage.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$14,845	$3,696	$1,164	$—	$—	$4,860
Bethesda Marriott Suites	$12,629	$(2,024)	$1,039	$—	$4,550	$3,565
Boston Westin	$70,371	$9,024	$6,567	$6,738	$(181)	$22,148
Hilton Boston Downtown	$29,651	$8,210	$3,710	$—	$—	$11,920
Hilton Burlington	$13,083	$3,740	$1,544	$—	$—	$5,284
Renaissance Charleston	$9,948	$2,635	$1,113	$—	$(95)	$3,653
Chicago Marriott	$77,887	$9,895	$10,965	$121	$(1,192)	$19,789
Chicago Gwen	$18,220	$1,074	$3,018	$—	$—	$4,092
Courtyard Denver Downtown	$8,723	$3,382	$890	$—	$—	$4,272
Courtyard Fifth Avenue	$11,689	$321	$1,342	$—	$155	$1,818
Courtyard Midtown East	$20,009	$(656)	$1,998	$2,987	$509	$4,838
Fort Lauderdale Westin	$33,858	$8,517	$3,852	$—	$—	$12,369
Frenchman's Reef	$50,247	$7,634	$4,395	$—	$1,351	$13,380
JW Marriott Denver Cherry Creek	$17,771	$2,496	$1,522	$2,131	$—	$6,149
Inn at Key West	$5,392	$2,041	$517	$—	$—	$2,558
Sheraton Suites Key West	$13,559	$5,138	$873	$—	$142	$6,153
Lexington Hotel New York	$44,658	$(6,266)	$10,422	$1,932	$24	$6,112
Hotel Rex	$5,529	$1,520	$423	$—	$—	$1,943
Salt Lake City Marriott	$26,042	$6,942	$1,580	$1,926	$—	$10,448
L'Auberge de Sedona	$14,573	$2,579	$1,177	$—	$—	$3,756
Orchards Inn Sedona	$5,408	$1,215	$545	$—	$97	$1,857
Shorebreak	$10,955	$1,981	$1,299	$—	$(44)	$3,236
The Lodge at Sonoma	$16,682	$2,409	$1,352	$878	$—	$4,639
Hilton Garden Inn Times Square Central	$17,275	$2,331	$2,376	$—	$—	$4,707
Vail Marriott	$29,663	$8,911	$1,496	$—	$—	$10,407
Westin San Diego	$27,948	$5,724	$3,290	$1,986	$—	$11,000
Westin Washington D.C. City Center	$26,452	$4,591	$3,887	$2,112	$—	$10,590
Renaissance Worthington	$29,901	$5,694	$2,675	$2,419	$6	$10,794
Total	$662,968	$102,754	$75,031	$23,230	$5,322	$206,333
Add: Prior Ownership Results (2)	$3,422	$(293)	$522	$—	$—	$229
Less: Closed Hotels (3)	$(55,639)	$(9,675)	$(4,912)	$—	$(1,351)	$(15,938)
Comparable Total	$610,751	$92,786	$70,641	$23,230	$3,971	$190,624

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

(3)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West as they are closed due to hurricane damage.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2016
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$15,506	$4,475	$1,085	$—	$—	$5,560
Bethesda Marriott Suites	$12,130	$(2,240)	$1,067	$—	$4,598	$3,425
Boston Westin	$73,021	$9,430	$6,595	$6,873	$(181)	$22,717
Hilton Boston Downtown	$29,583	$8,406	$3,631	$—	$8	$12,045
Hilton Burlington	$13,387	$4,100	$1,460	$—	$—	$5,560
Renaissance Charleston	$10,468	$3,485	$759	$—	$(95)	$4,149
Hilton Garden Inn Chelsea	$6,413	$1,057	$601	$—	$—	$1,658
Chicago Marriott	$74,356	$10,074	$9,867	$410	$(1,192)	$19,159
Chicago Gwen	$17,816	$3,216	$2,087	$—	$—	$5,303
Courtyard Denver Downtown	$8,738	$3,456	$863	$—	$—	$4,319
Courtyard Fifth Avenue	$11,645	$(660)	$1,357	$1,212	$155	$2,064
Courtyard Midtown East	$21,010	$904	$2,010	$3,034	$—	$5,948
Fort Lauderdale Westin	$36,822	$11,149	$3,520	$—	$—	$14,669
Frenchman's Reef	$52,794	$9,060	$4,834	$—	$—	$13,894
JW Marriott Denver Cherry Creek	$18,935	$3,141	$1,545	$2,166	$—	$6,852
Inn at Key West	$6,550	$2,521	$548	$—	$—	$3,069
Sheraton Suites Key West	$14,298	$4,797	$1,544	$—	$—	$6,341
Lexington Hotel New York	$43,433	$(7,833)	$10,185	$4,036	$22	$6,410
Minneapolis Hilton	$24,786	$(11)	$2,917	$2,514	$(482)	$4,938
Orlando Airport Marriott	$14,117	$4,481	$573	$—	$—	$5,054
Hotel Rex	$5,858	$1,725	$429	$—	$—	$2,154
Salt Lake City Marriott	$22,366	$4,586	$1,583	$1,983	$—	$8,152
Shorebreak	$11,078	$2,692	$1,130	$—	$(44)	$3,778
The Lodge at Sonoma	$19,662	$4,069	$1,111	$899	$—	$6,079
Hilton Garden Inn Times Square Central	$17,810	$2,910	$2,382	$—	$—	$5,292
Vail Marriott	$28,034	$8,976	$1,433	$—	$—	$10,409
Westin San Diego	$26,945	$5,053	$3,083	$2,034	$—	$10,170
Westin Washington D.C. City Center	$26,264	$4,270	$3,703	$2,179	$—	$10,152
Renaissance Worthington	$26,112	$4,321	$1,829	$2,431	$6	$8,587
Total	$689,937	$111,610	$73,731	$29,771	$2,795	$217,666
Add: Prior Ownership Results(2)	$20,101	$1,416	$2,802	$—	$63	$4,281
Less: Sold Hotels (3)	$(45,316)	$(5,527)	$(4,091)	$(2,514)	$482	$(11,650)
Less: Closed Hotels (4)	$(59,344)	$(11,581)	$(5,382)	$—	$—	$(16,963)
Comparable Total	$605,378	$95,918	$67,060	$27,257	$3,340	$193,334

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2016 to September 30, 2016.

(3)	Amounts represent the operating results of the three hotels sold in 2016: Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea.

(4)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West as they are closed due to hurricane damage.